ASSURANCE DIMENSIONS

February 21, 2024

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Dear Sir/Madam:

We have read the statements under item 4.01 in the Form 8-K dated February 21, 2024 of Cleartronic, Inc. to be filed with the Securities and Exchange Commission and we concur with such statements made regarding our firm. We have no basis to agree or disagree with other statements contained herein.

Very truly yours,

Assurance Dimensions

Assurance Dimensions, Inc.
Certified Public Accountants